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TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                             CHARTERED ACCOUNTANTS








                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 amendment No. 3 of our report dated January 19, 2004, relating to the financial statements of Sunergy, Inc., as of December 31, 2003 and the reference to our firm as experts in the Registration Statement.







Vancouver, Canada                                          /s/Amisano Hanson
October 5, 2004                                       CHARTERED  ACCOUNTANTS






750 WEST PENDER STREET, SUITE 604                        TELEPHONE: 604-689-0188
VANCOUVER CANADA                                         FACSIMILE: 604-689-9773
V6C 2T7                                                E-MAIL: amishan@telus.net